**ARTICLES OF INCORPORATION**
In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

***ARTICLE I NAME***
The name of the corporation shall be: NÖK Therapeutics, Inc.

***ARTICLE II PRINCIPAL OFFICE***

| Principal **street** address | Mailing address, if different is: |
|---|---|
| 1452 N. US Hwy. 1, Suite 123 | |
| Ormond Beach, FL 32174 | |

***ARTICLE III PURPOSE***
The purpose for which the corporation is organized is: Any and all lawful business.

***ARTICLE IV SHARES***
The number of shares of stock is: 100,000,000 Class A Common; 10,000,000 Series A Preferred

***ARTICLE V INITIAL OFFICERS AND/OR DIRECTORS***

Name and Title: David Mehalick, President
Address: 2868 Tiburon Blvd. E
Apt. 103
Naples, FL 34109

Name and Title: David Mehalick, Secretary
Address: 2868 Tiburon Blvd. E
Apt. 103
Naples, FL 34109

Name and Title: David Mehalick, Treasurer
Address: 2868 Tiburon Blvd. E
Apt. 103
Naples, FL 34109

Name and Title: David Mehalick, Director
Address: 2868 Tiburon Blvd. E
Apt. 103
Naples, FL 34109

Name and Title:
Address

Name and Title:
Address:

Name and Title:________________ Name and Title:________________

Address: ________________ Address: ________________

***ARTICLE VI REGISTERED AGENT***

The **name and Florida street address** (P.O. Box **NOT** acceptable) of the registered agent is:

Name: James S. Byrd, PA

Address: 1452 N. US Hwy. 1, Suite 123

Ormond Beach, FL 32174

***ARTICLE VII INCORPORATOR***

The **name and address** of the Incorporator is:

Name: James S. Byrd, PA

Address: 1452 N. US Hwy. 1, Suite 123

Ormond Beach, FL 32174

***ARTICLE VIII EFFECTIVE DATE:***

Effective date, if other than the date of filing: ________________. (OPTIONAL)

**(If an effective date is listed, the date must be specific and cannot be more than five days prior or 90 days after the filing.)**

**Note:** If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

***Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity***

James S. Byrd — May 21, 2024

Required Signature/Registered Agent — Date

***I submit this document and affirm that the facts stated herein are true. I am aware that the false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S.***

James S. Byrd — May 21, 2024

Required Signature/Incorporator — Date